Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NUANCE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3156479
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2000 Stock Plan
(Full title of the Plan)
Daniel D. Tempesta
Executive Vice President and Chief Financial Officer
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)		Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share to be pursuant to the Company’s Amended and Restated 2000 Stock Plan	6,400,000	$15.07	$96,416,000	$12,003.79

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s Common Stock that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of computing the registration fee and based on the average high and low sale prices of the common stock of Nuance Communications, Inc. as reported on the Nasdaq Global Select Market on May 7, 2018 in accordance with Rule 457 under the Securities Act.

(3)	The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, and was determined by multiplying the Proposed Maximum Offering Price Per Share by 0.0001245.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Amended and Restated 2000 Stock Plan of Nuance Communications, Inc. (the “Registrant”), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been previously filed with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the period ended September 30, 2017 filed with the Commission on November 29, 2017.

(b)	The Registrants Quarterly Report on Form 10-Q for the period ended December 31, 2017, filed with the Commission on February 9, 2018.

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on December 1, 2017, December 26, 2017, January 5, 2018, January 19, 2018, February 1, 2018, March 6, 2018, March 15, 2018, March 22, 2018, and April 25, 2018.

(d)
All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since September 30, 2017 (except to the extent information contained in Current Reports on Form 8-K therein that is furnished and not filed).

(e)
The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 20, 1995, including any further amendments or reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold under this Registration Statement shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
The validity of the shares of the Registrant’s common stock offered by this Registration Statement will be passed upon for the Registrant by Leanne J. Fitzgerald, Esq., the Registrant’s Vice President, Associate General Counsel. Ms. Fitzgerald is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally, and owns shares of the Registrant’s common stock.

Item 6.	Indemnification of Directors and Officers.
Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
Article IX of the Registrant’s amended and restated certificate of incorporation authorizes the Registrant to provide for the indemnification of directors to the fullest extent permissible under Delaware law.
Article VII of the Registrant’s bylaws provides for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.
The Registrant has entered into indemnification agreements with its directors, executive officers and others, in addition to indemnification provided for in its bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption from Registration Claimed.
Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Document

4.1(1)	Amended and Restated 2000 Stock Plan

5.1	Legal Opinion of Leanne J. Fitzgerald, Vice President, Associate General Counsel of Nuance Communications, Inc.

23.1	Consent of BDO USA, LLP

23.2	Consent of Leanne J. Fitzgerald, Vice President, Associate General Counsel of Nuance Communications, Inc. (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed March 6, 2018.

Item 9.	Undertakings.
A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification as against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on May 10, 2018.

Nuance Communications, Inc.

By:	/s/ Mark Benjamin
Mark Benjamin
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Benjamin and Daniel D. Tempesta, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark Benjamin	Chief Executive Officer	May 10, 2018
Mark Benjamin	(Principal Executive Officer)

/s/ Daniel D. Tempesta	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2018
Daniel D. Tempesta

/s/ Robert J. Finocchio	Director	May 10, 2018
Robert J. Finocchio

/s/ Robert J. Frankenberg	Director	May 10, 2018
Robert J. Frankenberg

/s/ Laura S. Kaiser	Director	May 10, 2018
Laura S. Kaiser

/s/ Mark R. Laret	Director	May 10, 2018
Mark R. Laret

/s/ Katharine A. Martin	Director	May 10, 2018
Katharine A. Martin

/s/ Philip J. Quigley	Director	May 10, 2018
Philip J. Quigley

/s/ Sanjay Vaswani	Director	May 10, 2018
Sanjay Vaswani